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                          SEEQ TECHNOLOGY INCORPORATED
                                   EXHIBIT 11
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (in thousands except per share amounts)

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
                                                                      Years Ended
                                                      ----------------------------------------------
                                                      September 30,   September 30,    September 30,
                                                          1997            1996             1995
                                                        -------         -------         -------
PRIMARY
Earnings:
   Net income                                           $ 4,686         $ 2,851         $ 1,330
                                                        =======         =======         =======
Shares:
   Average common shares outstanding                     30,305          30,070          27,244
   Add effect of dilutive options and warrants
     (as determined by the treasury stock method)         1,402           1,962           1,961
                                                        -------         -------         -------
   As adjusted                                           31,707          32,032          29,205
                                                        =======         =======         =======

Primary earnings per share                              $  0.15         $  0.09         $  0.05
                                                        =======         =======         =======

FULLY DILUTED
Earnings:
   Net income                                           $ 4,686         $ 2,851         $ 1,330
                                                        =======         =======         =======
Shares:
   Average common shares outstanding                     30,305          30,070          27,244
   Add effect of dilutive options and
    warrants (as determined by the
    treasury stock method)                                1,875           2,078           3,650
                                                        -------         -------         -------
   As adjusted                                           32,180          32,148          30,894
                                                        =======         =======         =======

Fully diluted earnings per share                        $  0.15         $  0.09         $  0.04
                                                        =======         =======         =======
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